Exhibit 99.1

DOCUMENT SECURITY SYSTEMS PRICES $6.43 MILLION UNDERWRITTEN PUBLIC OFFERING OF COMMON STOCK

ROCHESTER, N.Y., July 1, 2020 -- Document Security Systems, Inc. (NYSE American: DSS) (the “Company”), a multinational company operating businesses focused on brand protection technology, blockchain security, direct marketing, healthcare, real estate, and securitized digital assets, today announced the pricing of an underwritten public offering of 1,028,800 shares of its common stock at a price of $6.25 per share, for gross proceeds to the Company of $6.43 million, before deducting underwriting discounts and other offering expenses. The Company intends to use the proceeds to fund growth of their new business lines, acquisition opportunities, and general corporate and working capital.

In addition, the Company has granted the underwriter a 45-day option to purchase up to an additional 154,320 shares of common stock offered in the public offering to cover over-allotments, if any.

Aegis Capital Corp. is acting as the sole book-running manager for the offering. The offering is expected to close on July 7, 2020, subject to customary closing conditions.

This offering is being made pursuant to an effective shelf registration statement on Form S-3 (No. 333-230740) previously filed with the U.S. Securities and Exchange Commission (the “SEC”) and declared effective by the SEC on May 8, 2019. A final prospectus supplement relating to the offering will be filed with the SEC and will be available on the SEC’s website located at http://www.sec.gov. Electronic copies of the prospectus supplement and the accompanying prospectus may be obtained, when available, by contacting Aegis Capital Corp., Attention: Syndicate Department, 810 7th Avenue, 18th floor, New York, NY 10019, by email at syndicate@aegiscap.com, or by telephone at (212) 813-1010. Before investing in this offering, interested parties should read in their entirety the prospectus supplement and the accompanying prospectus and the other documents that the Company has filed with the SEC that are incorporated by reference in such prospectus supplement and the accompanying prospectus, which provide more information about the Company and such offering.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Document Security Systems

DSS is a multinational company operating businesses focused on brand protection technology, blockchain security, direct marketing, healthcare, real estate, and securitized digital assets. Its business model is based on a distribution sharing system in which shareholders will receive shares in its subsidiaries as DSS strategically spins them out into IPOs. Its historic business revolves around counterfeit deterrent and authentication technologies, smart packaging, and consumer product engagement. DSS is led by its Chairman and largest shareholder, Mr. Fai Chan, a highly successful global business veteran of more than 40 years specializing in corporate transformation while managing risk. He has successfully restructured more than 35 corporations with a combined value of $25 billion.

For more information on DSS visit http://www.dsssecure.com.

Investor Contact:

Dave Gentry, CEO

RedChip Companies Inc.

407-491-4498

Dave@redchip.com

Safe Harbor Disclosure

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, but are not limited to, statements related to the Company's intended use of proceeds and other statements that are not historical facts. Forward-looking statements are based on management's current expectations and are subject to risks and uncertainties that may cause actual results or events to differ materially from those projected. These risks and uncertainties, many of which are beyond our control, include: risks relating to our growth strategy; our ability to obtain, perform under and maintain financing and strategic agreements and relationships; risks relating to the results of development activities; our ability to attract, integrate and retain key personnel; our need for substantial additional funds; patent and intellectual property matters; competition; as well as other risks described in the section entitled "Risk Factors" in the prospectus and in our other filings with the SEC, including, without limitation, our reports on Forms 8-K and 10-Q, all of which can be obtained on the SEC website at www.sec.gov. Readers are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date on which they are made and reflect management's current estimates, projections, expectations and beliefs. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as required by law.